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DREW INDUSTRIES INCORPORATED

EXECUTIVE NON-QUALIFIED DEFERRED COMPENSATION PLAN

(Effective December 1, 2006)

DREW INDUSTRIES INCORPORATED

EXECUTIVE NON-QUALIFIED DEFERRED COMPENSATION PLAN

THIS EXECUTIVE NON-QUALIFIED DEFERRED COMPENSATION PLAN (the "Plan") is adopted and enacted as of the 1st day of December, 2006, by Drew Industries Incorporated, a corporation organized and existing under the laws of the State of Delaware, hereinafter referred to as “Drew” or the “Plan Sponsor”.

WHEREAS, effective as of December 1, 2006, the Plan Sponsor has adopted a non-tax qualified plan of deferred compensation for the benefit of a select group of its management and highly compensated employees to be evidenced by and to be in accordance with the terms of this Plan, and

WHEREAS, the Plan Sponsor intends that the Plan shall at all times be administered and interpreted in such a manner as to constitute a “Top-hat” unfunded nonqualified deferred compensation plan for tax purposes and for purposes of Title I of ERISA within the meaning of Regulation Section 2520.104-23 promulgated by the Department of Labor; confirms that the Plan is not intended to qualify for favorable tax treatment pursuant to Section 401(a) of the Code or any successor section or statute; and confirms that the Plan is intended to comply with the requirements of Section 409A of the Code, as added by The American Jobs Creation Act of 2004, and any Treasury Regulations and other applicable guidance thereunder issued by the Treasury Department or the Internal Revenue Service; and

WHEREAS, pursuant to the Plan, payments to the Participants and every Beneficiary hereunder shall be made from assets which, for all purposes, shall be part of the general, unrestricted assets of the Employer, no person shall have any interest in any such asset by virtue of any provision of this Plan and the Employer’s obligation hereunder shall be an unfunded and unsecured promise to pay money in the future.

NOW, THEREFORE, the Plan Sponsor hereby adopts the Plan, as set forth below.

ARTICLE 1
Definitions

For the purpose of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1 “Account or Accounts” shall mean a book account reflecting amounts credited to a Participant’s Separation From Service Account and/or Scheduled Withdrawal Account as adjusted for deemed investment performance and all distributions or withdrawals made by the Participant or his or her Beneficiary. To the extent that it is considered necessary or appropriate, the Plan Administrator shall maintain separate subaccounts for each source of contribution under this Plan or shall otherwise provide a means for determining that portion of an Account attributable to each contribution source.

1.2 “Affiliate” shall mean any business entity that is a member of a controlled group of corporations, within the meaning of Section 414(b) of the Code, of which the Plan Sponsor is a member; any other trade or business organization (whether or not incorporated) under common control, within the meaning of Section 414(c) of the Code, with the Plan Sponsor; and any service organization that is a member of an affiliated service group, within the meaning of Section 414(m) of the Code, of which the Plan Sponsor is a member; and any other organization that is required to be aggregated with the Plan Sponsor under Section 414(o) of the Code and whose Eligible Employees are authorized to participate in this Plan by the Plan Administrator.

1.3 “Annual Bonus” shall mean any compensation, in addition to Base Salary and Performance-Based Compensation relating to services performed during any Plan Year, whether or not paid in such Plan Year or included on the Federal Income Tax Form W-2 for such Plan Year, payable to a Participant as an employee under any of the Employer’s annual bonus or cash incentive plans, excluding stock options. Annual Bonus shall consist of any amount or portion of any amount that will be paid either regardless of performance or based on a level of performance that is substantially certain to be met.

1.4 “Annual Deferral Amount” shall mean that portion of a Participant’s Base Salary, Annual Bonus and/or Performance-Based Compensation that a Participant elects to defer for any one Plan Year.

1.5 “Applicable Guidance” shall mean Section 409A of the Code and any Treasury Regulations and other applicable guidance thereunder issued by the Treasury Department or the Internal Revenue Service.

1.6 “Base Salary” shall mean the annual cash compensation relating to services performed during any Plan Year (excluding bonuses, commissions, overtime, fringe benefits, incentive payments, non-monetary awards, relocation expenses, retainers, directors fees and other fees, severance allowances, pay in lieu of vacations, insurance premiums paid by the Employer, insurance benefits paid to the Participant or his or her Beneficiary, stock options and grants, and car allowances) paid to a Participant for services rendered to the Employer or an Affiliate. Base Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or non-qualified plans of the Employer or an Affiliate and shall be calculated to include amounts not otherwise included in the Participant’s gross income under Sections 125, 402(e)(3), 402(h), or 403(b) of the Code pursuant to plans established by the Employer or an Affiliate; provided, however, that all such amounts will be included in Compensation only to the extent that, had there been no such Plan, the amounts would have been payable in cash to the Participant.

1.7 “Beneficiary” shall mean one or more persons, trusts, estates or other entities that are entitled to receive benefits under this Plan upon the death of the Participant.

1.8 “Change of Control” shall mean the occurrence of the events described in any of Subparagraph (a), (b), or (c), below, or any combination of said event(s) as described within the meaning of Treasury Regulations 1.409A-3(g)(5):

(a) Change of Ownership of the Employer. A change of ownership occurs on the date that any one person, or more than one person acting as a group, acquires ownership of the stock of the Employer that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Employer or of any corporation that owns at least fifty percent (50%) of the total fair market value and total voting power of the Employer, as such ownership is computed under the provisions of Applicable Guidance.

However, if any person, or more than one person acting as a group, is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Employer, the acquisition of additional stock by the same person or group of persons is not considered to cause a Change of Control. For this purpose, an increase in the percentage of stock owned by any one person or group, as a result of a transaction in which the Employer acquires its stock in exchange for property will be treated as an acquisition of stock. The rule set forth in the immediately preceding sentence applies only when there is a transfer of stock of the Employer (or issuance of stock of the Employer) and the stock of the Employer remains outstanding after the transaction.

Persons will not be considered to be acting as a group solely because they purchase or own stock of the Employer at the same time or as a result of the same public offering. However, persons will be considered to be acting as a group if they are shareholders of a corporation that enters into a merger, consolidation, purchase or acquisition of stock or similar business transaction with the Employer. Persons will also be considered to be acting as a group to the extent set forth in Applicable Guidance.

(b) Effective Change of Control. Effective Change of Control shall occur on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Employer possessing thirty-five percent (35%) or more of the total voting power of the stock of the Employer. or, a majority of the members of Employer’s Board of Directors is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of Employer’s Board of Directors prior to the date of the appointment or election.”

However, if any person, or more than one person acting as a group, is considered to effectively control a corporation, the acquisition of additional control of the corporation by the same person or group of persons will not be considered to cause a Change of Control.

Persons will not be considered to be acting as a group solely because they purchase or own stock of the Employer at the same time or as a result of the same public offering. However, persons will be considered to be acting as a group if they are shareholders of a corporation that enters into a merger, consolidation, purchase or acquisition of stock or similar business transaction with the Employer. Persons will also be considered to be acting as a group to the extent set forth in Applicable Guidance.

(c) Change in Ownership of Employer’s Assets. A change in the ownership of a substantial portion of the Employer’s assets occurs on the date that any one person, or more than one person acting as a group, acquires or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons of assets from the Employer that have a total fair market value equal to more than forty percent (40%) of the total gross fair market value of all of the assets of the Employer immediately prior to such initial acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Employer, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

There will be no Change of Control under this Subparagraph (c) when there is a transfer to an entity that is controlled by the shareholders of the Employer immediately after the transfer. A transfer of assets by the Employer is not treated as a change in ownership of such assets if the assets are transferred to:

(i) A shareholder of the Employer (immediately before the asset transfer) in exchange for or with respect to its stock;

(ii) An entity, fifty percent (50%) or more of the total value or total voting power of the stock of which is owned directly or indirectly by the Employer;

(iii) A person, or more than one person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or total voting power of the stock of the Employer; or

(iv) An entity, at least fifty percent (50%) of the total value or total voting power of the Stock which is owned, directly or indirectly, by a person described in (iii) above.

For purposes of the definition of Change of Control, Change of Control of the Employer shall include a Change of Control of any corporation that is considered to own more than 50% of the total fair market value and total voting power of the Employer.

For purposes of determining whether a Change of Control has occurred ownership shall be determined in accordance with the rules set forth in Applicable Guidance.
Notwithstanding the above, the definition of Change of Control shall in any event comply with Section 409A and Applicable Guidance.

1.9 “Claimant” shall mean a person who believes that he or she is being denied a benefit to which he or she is entitled hereunder.

1.10 “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.11 “Compensation” shall mean the total cash remuneration, including Base Salary, Annual Bonus, and Performance-Based Compensation, paid by the Employer to an Eligible Employee with respect to his or her services performed for the Employer.

1.12 “Deemed Investments” shall be defined as provided in Paragraph 5.2 below.

1.13 “Deemed Investment Options” shall be defined as provided in Paragraph 5.1 below.

1.14 “Disability” shall mean a condition of the Participant whereby he or she either: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Employer. The Plan Administrator will determine whether a Participant has incurred a Disability based on its own good faith determination and may require a Participant to submit to reasonable physical and mental examinations for this purpose. A Participant will also be deemed to have incurred a Disability if determined to be totally disabled by the Social Security Administration or in accordance with a disability insurance program, provided that the definition of disability applied under such disability insurance program complies with the requirements of Treasury Regulation 1.409A-3(g)(4) and Applicable Guidance.

1.15 “Drew” shall mean Drew Industries Incorporated, a corporation organized and existing under the laws of the State of Delaware and the owner of 100% of the stock of the Plan Sponsor.

1.16 “Drew 2002 Plan” shall mean the Drew Industries Incorporated 2002 Equity Award and Incentive Plan as amended from time to time.

1.17 “Effective Date” shall mean December 1, 2006.

1.18 “Election Form” shall mean the form or forms established from time to time by the Plan Administrator on which the Participant makes certain designations as required on that form and under the terms of this Plan.

1.19 “Eligible Employee” shall mean for any Plan Year (or applicable portion of a Plan Year), a person who is determined by the Plan Sponsor, or its designee, to be a member of a select group of management or highly compensated employees of the Employer, and who is designated by the Plan Sponsor, or its designee, to be an Eligible Employee under the Plan. If the Plan Sponsor, or its designee, determines that an individual first becomes an Eligible Employee during a Plan Year, the Employer shall notify the individual of said determination and of the date during the Plan Year on which the individual shall first become an Eligible Employee.

1.20 “Employer” shall mean the person or entity receiving the services of the -Participant. The Employer may either be the Plan Sponsor or any of its wholly owned subsidiaries who adopt this Plan with the consent of the Plan Sponsor.

1.21 “Entry Date” shall mean the first day of the pay period following the date on which an individual first becomes an Eligible Employee.

1.22 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.23 “Participant” shall mean any (a) Eligible Employee (i) who is selected to participate in this Plan, (ii) who elects to participate in this Plan by signing a Participation Agreement, (iii) who completes and signs certain Election Form(s) required by the Plan Administrator, and (iv) whose signed Election Form(s) are accepted by the Plan Administrator or (b) former Eligible Employee who continues to be entitled to a benefit under this Plan. A spouse or former spouse of a Participant shall not be treated as a Participant in this Plan or have an Account balance under this Plan, even if he or she has an interest in the Participant’s benefits under this Plan as a result of applicable law or property settlements resulting from legal separation or marital dissolution or divorce.

1.24 “Participation Agreement” shall mean the document executed by the Eligible Employee and Plan Administrator whereby the Eligible Employee agrees to participate in the Plan.

1.25 “Performance-Based Compensation” shall mean that portion of a Participant’s Compensation that is contingent on the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least twelve (12) consecutive months in which the Participant performs services. Organizational or individual performance criteria are considered pre-established if established in writing by no later than ninety (90) days after the commencement of the period of services to which the criteria relate, provided that the right to receive the contingent portion is substantially uncertain, or the amount of the contingent portion itself is not readily ascertainable, at the time the criteria are established, within the meaning of Treasury Regulation 1.409A-1(e) and Applicable Guidance.

1.26 “Permissible Payment” shall mean a payment made to a Participant or his Beneficiary under the terms of this Plan upon the occurrence of one or more of the following six (6) events: (i) the Participant’s Separation from Service, (ii) the Participant’s death, (iii) the Participant’s Disability, (iv) a Change of Control, (v) the occurrence of an Unforeseeable Emergency, or (vi) a time (or pursuant to a fixed schedule) selected by the Participant in accordance with this Plan, within the meaning of Treasury Regulation 1.409A-3(a) and Applicable Guidance.

1.27 “Plan” shall mean the Drew Industries Incorporated Executive Non-Qualified Deferred Compensation Plan, which shall be evidenced by this instrument, as amended from time to time.

1.28 “Plan Administrator” shall be a group consisting of the CEO, CFO and the Chief Legal Officer of Drew and their designees. A Participant in the Plan may not serve as a singular Plan Administrator. If a Participant is part of a group of persons designated as a committee or Plan Administrator, then the Participant may not participate in any activity or decision relating solely to his or her individual benefits under this Plan. Matters solely affecting the applicable Participant will be resolved by the remaining Plan Administrator members.

1.29 “Plan Year” shall mean, for the first plan year, the period beginning on January 1, 2007 and ending December 31 of such calendar year, and thereafter, a twelve (12) month period beginning January 1 of each calendar year and continuing through December 31 of such calendar year.

1.30 “Scheduled Withdrawal Account” shall mean: (i) the sum of (A) the Participant’s Annual Deferral Amount that may be allocated in whole or in part by a Participant pursuant to his or her deferral election to the Scheduled Withdrawal Account for any Plan Year, plus (B) amounts credited (net of amounts debited, which may result in an aggregate negative number) from Deemed Investment Options, less (ii) the sum of (A) all distributions made to, and all withdrawals by, the Participant or his or her Beneficiary and (B) all tax withholding amounts which may have been deducted from the Participant’s Scheduled Withdrawal Account. At the time of the Participant’s deferral election for each Plan Year, the Participant shall specify the time and form in which payment shall be made to the Participant or his or her Beneficiary from this Account. The Participant may be permitted to change the time or form of payment subject to Paragraph 7.7 (Subsequent Changes in the Time or Form of Payment) below.

1.31 “Section 409A” shall mean Section 409A of the Code and the Treasury Regulations or other authoritative guidance issued under that Section.

1.32 “Specified Employee” shall mean a key employee (as defined by Section 416(i) of the Code without regard to paragraph (5) thereof, and as further defined in Treasury Regulation 1.409A-(1)(i)) of the Employer where the stock of the Employer (or the stock of any Affiliate) is publicly traded on an established securities market or otherwise within the meaning of Section 409A(2)(B)(i). Notwithstanding other provisions of this Plan to the contrary, distributions to Specified Employees (if any) may not be made or commence before the date which is six (6) months after the date of Separation From Service (or, if earlier, the date of death of the Specified Employee) within the meaning of Treasury Regulation 1.409A-(3)(g)(2). A Participant meeting the definition of Specified Employee on any December 31 or during the 12 month period ending December 31 will be treated as a Specified Employee for the 12 month period commencing the following April 1.

1.33 “Separation From Service” shall mean a Participant’s termination of active employment, whether voluntary or involuntary, other than by death, Disability, or leave of absence with the Employer and any Affiliate, within the meaning of Section 409A(a)(2)(A)(i) of the Code, and Applicable Guidance.

1.34 “Separation From Service Account” shall mean (i) the sum of (A) the Participant’s Annual Deferral Amount that may be allocated in whole or in part by a Participant pursuant to his or her deferral election to the Separation From Service Account for any Plan Year, plus (B) amounts credited (net of amounts debited, which may result in an aggregate negative number) from Deemed Investment Options, less (ii) the sum of (A) all distributions made to, and all withdrawals by, the Participant and his or her Beneficiary and (B) all tax withholding amounts which may have been deducted from the Participant’s Separation From Service Account. At the time of the Participant’s deferral election for each Plan Year, the Participant may specify the form in which payment shall be made to the Participant or his or her Beneficiary from this Account. The Participant may be permitted to change the form of payment subject to Paragraph 7.7 (Subsequent Changes in the Time or Form of Payment) below.

1.35 “Treasury Regulations” shall mean regulations promulgated by the Internal Revenue Service for the U.S. Department of the Treasury, either proposed, temporary or final, as they may be amended from time to time.

1.36 “Trust” shall mean a trust that may be established in accordance with the terms of Article 12 of this Plan.

1.37 “Unforeseeable Emergency” shall mean a severe financial hardship of the Participant or Beneficiary resulting from an illness or accident of the Participant or Beneficiary, the Participant’s or Beneficiary’s spouse, or the Participant’s or Beneficiary’s dependent(s) (as defined in Section 152(a) of the Code) or loss of the Participant’s or Beneficiary’s property due to casualty or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant or Beneficiary, within the meaning of Section 409A and Treasury Regulation 1.409A-3(g)(3).

1.38 “Valuation Date” shall mean each day at the close of business (currently 4:00 p.m. Eastern Time) of the New York Stock Exchange (“NYSE”), on days that the NYSE is open for trading or any other day on which there is sufficient trading in securities of the applicable fund to materially affect the unit value of the fund and the corresponding unit value of the Participant’s Deemed Investment Options. If the NYSE extends its closing beyond 4:00 p.m. Eastern Time, and continues to value after the time of closing, the Plan Administrator reserves the right to treat communications received after 4:00 p.m. Eastern Time as being received as of the beginning of the next day.

1.39 “Year of Plan Participation” shall mean each twelve (12) month period during which the Participant is employed on a full-time basis by the Employer (determined without regard to whether deferrals have been made by a Participant for any Plan Year), inclusive of any approved leaves of absence, beginning on the Participant’s Entry Date.

1.40 “Year of Service” shall mean each twelve (12) month period during which the Participant is employed on a full-time basis by the Employer, with a minimum of 1,000 hours of service, inclusive of any approved leaves of absence, beginning on the Participant’s date of hire.

ARTICLE 2
Selection, Enrollment, Eligibility

2.1 Selection by Plan Sponsor. Participation in this Plan shall be limited to a select group of management or highly compensated employees of the Employer, as determined by the Plan Sponsor in its sole and absolute discretion. The initial group of Eligible Employees shall become Participants on the Effective Date of this Plan. Any individual selected as an Eligible Employee after the Effective Date, shall become a Participant on the first Entry Date occurring on or after the date on which he or she becomes an Eligible Employee.

2.2 Re-Employment. If a Participant who incurs a Separation from Service is subsequently re-employed by the Employer, he or she may, at the sole and absolute discretion of the Plan Administrator, become a Participant in accordance with the provisions of this Plan.

2.3 Enrollment Requirements. As a condition to participation in this Plan, each selected Eligible Employee shall complete, execute, and return to the Plan Administrator a Participation Agreement and Election Form within the time specified by the Plan Administrator in accordance with Article 3. In addition, the Plan Administrator shall establish such other enrollment requirements as it determines necessary or advisable. All elections to defer Compensation with respect to a Plan Year shall be irrevocable, except as permitted in the event of an Unforeseeable Emergency pursuant to Paragraph 3.2(d) below.

2.4 Plan Aggregation Rules. This Plan shall constitute an “account balance plan” as defined in Treasury Regulation 31.3121(v)(2)-1(c)(1)(ii)(A). For purposes of Section 409A, all amounts deferred by or on behalf of a Participant under this Plan shall be aggregated with deferred amounts under other “account balance plans” currently maintained or adopted in the future by the Employer, as required by Applicable Guidance and all amounts shall be treated as deferred under the rules governing a single plan.

ARTICLE 3
Contributions and Credits

3.1 Annual Deferral Amount.

(a) Minimum Deferrals. For each Plan Year, a Participant may elect to defer Compensation in fixed dollar amounts or percentages subject to the minimums (if any) set forth in his or her Election Form. If the election is made for less than the stated minimum amount, or if no election is made, the amount deferred shall be zero.

(b) Maximum Deferrals. For each Plan Year, a Participant may elect to defer Compensation in fixed dollar amounts or percentages subject to the maximums (if any) set forth in his or her Election Form. If the election is made for more than the stated maximum amount, then the amount deferred shall default to the maximum amount.

3.2 Election to Defer Compensation.

(a) Deferral Election Rules. A Participant shall make an election to defer Compensation for each Plan Year on the Election Form provided by the Plan Sponsor. For the election to be effective, the Election Form must be delivered to the Plan Administrator during the Participant’s taxable year before the Plan Year in which the services are performed. If no Election Form is timely delivered for a Plan Year, the Annual Deferral Amount shall be zero for that Plan Year. An election to defer Compensation shall include an election as to both the time and form of payment.

(b) Short Plan Year. If an Eligible Employee becomes a Participant after the beginning of a Plan Year, he or she may make an initial deferral election within thirty (30) days after the date he or she first becomes an Eligible Employee with respect to Compensation paid for services to be performed subsequent to the election. In the event an election of deferral is made with respect to an Annual Bonus in the first year of eligibility but after the beginning of a performance period, the deferral election will apply to the portion of the Annual Bonus paid for services performed subsequent to the election and will be calculated based on the total Annual Bonus for the performance period multiplied by a fraction whose numerator is the number of days remaining in the performance period after the election and whose denominator is the total number of days in the performance period.

(c) Bonus Qualifying as Performance-Based Compensation. Notwithstanding anything in Paragraph 3.2(a) or (b) above to the contrary, to the extent that the Employer determines that an Eligible Employee’s bonus constitutes Performance-Based Compensation, within the meaning of Section 409A(a)(4)(B)(iii) of the Code, based on services performed over a period of at least twelve (12) months, an election to defer Performance-Based Compensation with respect to a performance period shall be made on or before the day which is six (6) months before the end of the performance period. In no event may an election to defer Performance-Based Compensation be made after such has become both substantially certain to be paid and readily ascertainable, within the meaning of Treasury Regulations 1.409A-2(a)(7).

(d) Terminations of Deferral Elections Following an Unforeseeable Emergency. If a Participant receives a payment upon an Unforeseeable Emergency under this Plan, the deferral election for that Plan Year shall terminate upon payment from his or her Account to the Participant. A Participant may again elect to defer Compensation for any succeeding Plan Year, in accordance with the terms of this Plan.

3.3 Withholding and Crediting of Annual Deferral Amounts. For each Plan Year, the Base Salary portion of the Annual Deferral Amount shall be withheld from each regularly scheduled payroll in approximately equal amounts (or as otherwise specified by the Plan Administrator), as adjusted from time to time for increases and decreases in Base Salary if the Annual Deferral Amount with respect to Base Salary is expressed as a percentage. The Annual Bonus and/or Performance-Based Compensation portion of the Annual Deferral Amount shall be withheld at the time such Compensation otherwise would be paid to the Participant. Annual Deferral Amounts shall be credited to a Participant’s Separation From Service Account and/or Scheduled Withdrawal Account at the time such amounts would otherwise have been paid to a Participant.

ARTICLE 4
Account Allocation Elections

4.1 Scheduled Withdrawal Account and Separation From Service Account Allocation. In connection with a Participant’s election to defer Compensation for any one Plan Year, a Participant may irrevocably elect to allocate all or a portion of the Annual Deferral Amount for that Plan Year to his or her Scheduled Withdrawal Account and/or his or her Separation From Service Account.

ARTICLE 5
Earnings or Losses on Account(s)

5.1 Deemed Investment Options. The Plan Administrator shall select from time to time certain mutual funds, insurance company separate accounts, indexed rates or other methods (the “Deemed Investment Options”) for purposes of crediting or debiting additional amounts to each Participant’s Account(s). The Plan Administrator may discontinue, substitute or add Deemed Investment Options. Any discontinuance, substitution, or addition of a Deemed Investment Option will take effect as soon as administratively practical.

5.2 Allocation of Deemed Earnings or Losses on Accounts. Subject to Paragraph 5.3 below, each Participant shall have the right to direct the Plan Administrator as to how the Participant’s Annual Deferral Amounts shall be deemed to be invested, (“Deemed Investments”), subject to any operating rules and procedures imposed from time to time by the Plan Administrator. As of each Valuation Date, the Participant’s Account(s) will be credited or debited to reflect the Participant’s Deemed Investments.

5.3 Deemed Investment Directions of Participants. A Participant’s Deemed Investment directions for his or her Separation From Service Account and/or Scheduled Withdrawal Account shall be subject to the following rules:

(a) Any initial or subsequent Deemed Investment direction shall be in writing, on a form supplied by and filed with the Plan Administrator (or made in any other manner specified by the Plan Administrator), and shall be effective on such date as specified by the Plan Administrator.

(b) All Deemed Investment directions shall continue indefinitely until changed by the Participant in the manner permitted by the Plan Administrator.

(c) If the Plan Administrator receives an initial or revised Deemed Investment direction which it determines to be incomplete, unclear or improper, the Participant’s Deemed Investment direction then in effect shall remain in effect (or, in the case of a deficiency in an initial Deemed Investment direction, the Participant shall be deemed to have filed no Deemed Investment direction) until a date so designated by the Plan Administrator in its sole and absolute discretion, unless the Plan Administrator provides for, and permits the application of, corrective action prior to that date.

(d) Each Participant, as a condition of his or her participation in the Plan, agrees to indemnify and hold harmless the Plan Sponsor, his or her Employer and the Plan Administrator from any losses or damages of any kind relating to the Deemed Investment of the Participant’s Account(s).

(e) Each reference in this Article to a Participant shall be deemed to include, where applicable, the Beneficiary.

(f) In making any election described in this Article, the Participant shall specify on the deemed investment Election Form (or in any other manner specified by the Plan Administrator), in increments of at least one full percent (1.0%), the percentage of the Participant’s Account(s) to be allocated to a Deemed Investment Option. A Participant’s election must total one hundred percent (100%). If the Plan Administrator possesses (or is deemed to possess, as provided in Paragraph 5.3(c) above) at any time Deemed Investment directions of less than 100% of a Participant’s Separation From Service Account, or Scheduled Withdrawal Account, the Participant shall be deemed to have directed that the undesignated portion of the said Account(s) be deemed to be invested in a money market, fixed income, or similar fund made available under this Plan as determined by the Plan Administrator.

(g) The Deemed Investment Options are to be used for measurement purposes only, and a Participant’s election of any such Deemed Investments, the allocation of such Deemed Investments to his or her Account(s), the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Account(s) shall not be considered or construed in any manner as an actual investment of his or her Account balance in any such Deemed Investments. In the event that the Plan Sponsor, the Employer or the trustee of the Trust, in its own discretion, decides to invest funds in any or all of the investments on which any of the Deemed Investments are based, no Participant (or Beneficiary) shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant’s Account(s) shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Plan Sponsor or the Trust. The Participant (or Beneficiary) shall at all times remain an unsecured creditor of the Employer. Any liability of the Employer to any Participant, former Participant, or Beneficiary with respect to a right to payment shall be based solely upon contractual obligations created by this Plan.

ARTICLE 6
Vesting and Taxes

6.1 Vesting of Benefits. A Participant shall at all times be 100% vested in his or her Separation From Service Account and Scheduled Withdrawal Account.

6.2 FICA, Withholding and Other Taxes.

(a) Annual Deferral Amounts. For each Plan Year in which an Annual Deferral Amount is being withheld from a Participant, the Employer shall withhold from that portion of the Participant’s Base Salary, Annual Bonus, and Performance-Based Compensation that is not being deferred, in a manner determined in the sole discretion of the Employer, the Participant’s share of FICA and other employment taxes on such Annual Deferral Amount. If necessary, the Employer may reduce all or a portion of the Annual Deferral Amount in order to comply with this Paragraph 6.2.

(b) Distributions. The Employer, or trustee of the Trust, shall withhold from any payments made to a Participant or Beneficiary under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer in a manner elected by the Participant or Beneficiary (or in the absence of such an election, in a manner determined in the sole and absolute discretion of the Employer or the trustee of the Trust), provided that such manner complies with applicable tax withholding requirements.

ARTICLE 7
Permissible Payments, Changes in Time and Form of Payments, Method of Payments

7.1 Payment Following Separation From Service. A Participant shall be paid his or her Account balance with payments being made on the 90th day following the Participant’s Separation From Service. Notwithstanding the above, if the Participant is a Specified Employee, such payment shall instead be made or commence six (6) months after the Participant’s Separation From Service.

7.2 Payment Following Disability. In the event of a Participant’s Disability, the Participant shall be paid his or her Account balance with payment or payments being made or commencing on the 90th day following the determination of a Participant’s Disability.

7.3 Payment Following Death. In the event of the Participant’s death, the Participant’s Beneficiary shall be paid the Participant’s Account balance with payment or payments being made or commencing on the 90th day following the date of death of the Participant (without regard to whether the Participant was treated as a Specified Employee).

7.4 Payment at a Specified Time. In connection with each Plan Year election to defer Compensation, a Participant may irrevocably elect to allocate some or all of the Annual Deferral Amount for that Plan Year to a Scheduled Withdrawal Account. The Scheduled Withdrawal Account shall be adjusted for amounts credited or debited in the manner provided for in Article 5. The Participant will select a specific date for payment (or commencement of payment) of his or her Scheduled Withdrawal Account. The Plan Sponsor, in its sole discretion, may require the specified date of payment (or commencement of payment) to be no earlier than a stated number of years subsequent to the deferral election Plan Year. A Scheduled Withdrawal Account shall be paid (or commence to be paid) on the 60th day after the selected scheduled withdrawal date.

7.5 Payment Following Change in Control. A Participant shall be paid his or her vested Account balance following a Change in Control with payments being made or commencing on the 90th day following the Change in Control, but only to the extent such payment(s) complies with Applicable Guidance.

7.6 Payment in the Event of an Unforeseeable Emergency. If the Participant experiences an Unforeseeable Emergency, the Participant may petition the Plan Administrator for payment of an amount that shall not exceed the lesser of: (i) the Participant’s Account(s), or (ii) the amount reasonably needed to satisfy the Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the payment. A Participant may not receive such a payment to the extent that the Unforeseeable Emergency is or may be relieved: (a) through reimbursement or compensation by insurance or otherwise, or (b) by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship. If the Plan Administrator approves a Participant’s petition for such a payment, then the Participant shall receive said payment, in a lump sum, as soon as administratively feasible after such approval.

7.7 Subsequent Changes in the Time or Form of Payment. If permitted by the Plan Sponsor, but subject to limitations below, a Participant may elect to change the time or form of payment to him or her, by submitting a new Election Form to the Plan Administrator, provided the following conditions are met:

(i) Such change will not take effect until at least twelve (12) months after the date on which the new election is made and approved by the Plan Administrator;

(ii) With respect to an election related to payments made at a specified time or on a fixed schedule, such change cannot be made less than twelve (12) months before the date of the first scheduled original payment; and

(iii) In the case of an election related to a payment other than a payment on account of death, Disability, or Unforeseeable Emergency, the first payment with respect to which the change is made must be deferred for a period of not less than five (5) years from the date such payment would otherwise have been made.

7.8 Effect of Other Permissible Payment Events. In the event a Participant is receiving distributions under this Plan as a result of the occurrence of an event set forth in either Paragraph 7.1 or 7.4 above, and a subsequent event (“Subsequent Event”) occurs with respect to such Participant that would have triggered distributions to him or her under any of Paragraphs 7.1, 7.2, 7.3, or 7.5, any Account balances then being distributed to the Participant shall be paid to him or her in accordance with the provisions of the stated Paragraph triggered by the occurrence of the Subsequent Event, but only to the extent allowed by Applicable Guidance. Notwithstanding any of the foregoing, in the event of the death of a Participant after installment payments have commenced as a result of the occurrence of any other Permissible Payment event, the remaining balance in all of his or her Accounts will be paid in a lump sum to the Beneficiary in accordance with Paragraph 7.3.

7.9 Method of Payment.

(a) Cash Payments. All Permissible Payments made under the Plan shall be made in cash.

(b) Definition of Payment. Except as otherwise provided in Paragraph 7.9(c), each "payment" for purposes of applying Paragraph 7.7 is each separately identified amount that is to be paid to a Participant pursuant to this Plan on a determinable date and includes amounts paid for the benefit of the Participant. An amount is "separately identified" only if the Employer can objectively determine the amount. A payment includes the provision of any taxable benefit, including payment in cash.

(c) Installment Payments and Life Annuities. A life annuity is treated as a single payment. For purposes of this Paragraph, a "life annuity” is a series of substantially equal periodic payments, payable not less frequently than annually, for the life (or life expectancy) of the Participant, or the joint lives (or life expectancies) of the Participant and his/her Beneficiary. A change in the form of payment from one type of life annuity to another before any payment has been made is not subject to the change payment election requirements provided that the annuities are actuarially equivalent, applying reasonable actuarial assumptions. A series of installment payments which is not a life annuity shall be treated as a series of separate payments. For purposes of this Paragraph, a series of installment payments means payment of a series of substantially equal periodic amounts to be paid over a predetermined number of years, except to the extent that any increase in the payment amounts reflects reasonable earnings through the date of payment.

(d) Form of Payment. If permitted by the Plan Sponsor, a Participant, in connection with his or her commencement of participation in the Plan, may elect the form (method) of payment for the applicable Permissible Payment event. Upon the occurrence of a Permissible Payment event, the Account(s) shall be calculated as of the Valuation Date of said event. If a Participant has failed to select a payment form, his or her Account(s) shall be paid in a lump sum. Installment payments (if applicable) made after the first payment shall be paid on each applicable anniversary of the first payment date until all required installments have been paid. The amount of each payment shall be determined by dividing the value of the Account(s) immediately prior to such payment by the number of payments remaining to be paid. Any unpaid Account Balance shall continue to be deemed to be invested pursuant to Article 5, in which case any deemed income, gains, losses, or expenses shall be reflected in the actual payments. The final installment payment shall be equal to the balance of the Account(s), calculated as of the applicable anniversary.

(e) Lump Sum Payment of Minimum Account Balances. Notwithstanding anything else contained herein to the contrary, if a Participant or Beneficiary is to receive a Permissible Payment in the form of installments, and if the Account balances for a Participant at the due date of the first installment is Fifty Thousand Dollars ($50,000.00) or less, payment of the Account(s) shall be made instead in a lump sum, and no installment payments shall be available.

7.10 No Accelerations. Notwithstanding anything in this Plan to the contrary, neither the Plan Sponsor, the Employer nor a Participant may accelerate the time of any payment or amount scheduled to be paid under this Plan, except as otherwise permitted by Applicable Guidance. The Plan Sponsor shall deny any change made to an election if the Plan Sponsor determines that the change violates the requirements of Applicable Guidance. The Plan Sponsor may, however, accelerate certain distributions under this Plan to the extent permitted under Applicable Guidance as follows:

(a) Domestic Relations Order. Direct payment of a Participant’s vested Account Balance may be made to an individual other than a Participant as necessary to fulfill a domestic relations order, as defined in Section 414(p)(1)(B) of the Code.

(b) Conflicts of Interest. Acceleration of the time of payment under this Plan may be made as may be necessary to comply with a “certificate of divestiture.”

(c) De Minimis and Specified Amounts. The time of payment to a Participant may be accelerated, provided that: (i) the payment accompanies the termination in the entirety of the Participant’s interest in this Plan and all similar plans; (ii) the payment is made on or before the later of: (A) December 31 of the calendar year in which occurs the Participant’s Separation From Service, and (B) the date which is 2 ½ months after the Participant’s Separation From Service; and (iii) the payment is not greater than $10,000.

(d) Payment of Employment Taxes. The time of a payment to pay the Federal Insurance Contributions Act (FICA) tax imposed on Compensation deferred by a Participant under this Plan (the “FICA amount”) may be accelerated. Additionally, the acceleration of the time a payment to pay the income tax on wages imposed as a result of the payment of the FICA amount, and to pay the additional income tax on wages attributable to the pyramiding of wages and taxes also is permissible. However, the total payment under this acceleration provision may not exceed the aggregate of the FICA amount plus the income tax required to be withheld with respect to such FICA amount.

(e) Payment upon Income Inclusion under Section 409A. The time of a payment to a Participant may be accelerated at any time this Plan fails to meet the requirements of Section 409A and related Treasury Regulations. However, such payment may not exceed the amount required to be included in income as a result of the failure to comply with the requirements of Section 409A and Applicable Guidance.

7.11 Unsecured General Creditor Status of Participant.

(a) Every payment to a Participant or Beneficiary hereunder shall be made from assets which shall continue, for all purposes, to be part of the general, unrestricted assets of the Employer and no person shall have any interest in any such asset by virtue of any provision of this Plan. The Employer’s obligation hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that any person acquires a right to receive payments from the Employer under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Employer and no such person shall have or acquire any legal or equitable right, interest or claim in or to any property or assets of the Employer.

(b) In the event that the Employer purchases an insurance policy or policies insuring the life of a Participant, to allow the Employer to recover or meet the cost of providing benefits, in whole or in part, hereunder, no Participant or Beneficiary shall have any rights whatsoever in said policy or the proceeds therefrom, but all of such policies and the proceeds therefrom shall be subject to the claims of the creditors of the Employer. The Employer, or the Trustee of the Trust, shall be the owner and beneficiary of any such insurance policy and shall possess and may exercise all incidents of ownership therein.

(c) If the Employer chooses to obtain insurance on the life of a Participant in connection with its obligations under this Plan, the Participant hereby agrees to take such physical examinations and to truthfully and completely supply such information as may be required by the Employer or the insurance company designated by the Employer.

7.12 Facility of Payment. If a distribution is to be made to a minor, or to a person who is otherwise incompetent, then the Plan Administrator may make such distribution: (i) to the legal guardian, or if none, to a parent of a minor payee with whom the payee maintains his or her residence, or (ii) to the conservator or administrator or, if none, to the person having custody of an incompetent payee or as a court of competent jurisdiction should otherwise direct. Any such distribution shall fully discharge the Plan Sponsor and the Plan Administrator from further liability on account thereof.

7.13 Delay in Payment by Employer.  In the case of payments by the Employer to a Participant or Beneficiary, the deduction for which would be limited or eliminated by the application of Section 162(m) of the Code, payments that would otherwise violate securities laws, or payments that would violate loan covenants or other contractual terms to which the Employer is a party, and where such a violation would result in material harm to the Employer, said payments may be delayed. In the case of deduction limitations imposed by Section 162(m) of the Code, payment will be deferred either to any date in the first calendar year in which the Employer reasonably anticipates that a payment of such amount would not result in a limitation under Section 162(m) or in the year in which the Participant experiences Separation From Service. Payments delayed for other permissible reasons must be made in the first calendar year in which the Employer reasonably anticipates that the payment would not violate the applicable loan covenants or other terms, the violation would not result in material harm to the Employer, and the payment would not result in a violation of Federal securities laws or other applicable laws.

7.14 Treatment of Payment as Made on Designated Payment Date. Each payment under this Plan is deemed made on the required payment date even if the payment is made after such date, provided the payment is made by the later of: (i) in case the Plan Administrator cannot calculate the payment amount on account of administrative impracticality which is beyond the Participant's control (or the control of the Participant's estate), in the first calendar year in which payment is practicable; and (ii) in case the Employer does not have sufficient funds to make the payment without jeopardizing the Employer’s solvency, in the first calendar year in which the Employer’s funds are sufficient to make the payment without jeopardizing the Employer’s solvency.

ARTICLE 8
Beneficiary Designation

8.1 Designation of Beneficiaries.

(a) Each Participant may designate any person or persons (who may be named contingently or successively) to receive any benefits payable under this Plan upon the Participant’s death, and the designation may be changed from time to time by the Participant by filing a new designation. Each designation will revoke all prior designations by the same Participant, shall be in the form prescribed by the Plan Administrator, and shall be effective only when filed in writing with the Plan Administrator during the Participant’s lifetime.

(b) In the absence of a valid Beneficiary designation, or if, at the time any benefit payment is due to a Beneficiary, there is no living Beneficiary validly named by the Participant, the benefit payment shall be made to the Participant’s spouse, if then living, and if the spouse is not then living to the Participant’s then living descendants, if any, per stripes, and if there are no living descendants, to the Participant’s estate. In determining the existence or identity of anyone entitled to a benefit payment, the Plan Administrator may rely conclusively upon information supplied by the Participant’s personal representative, executor or administrator.

(c) If a question arises as to the existence or identity of anyone entitled to receive a death benefit payment under this Plan, or if a dispute arises with respect to any death benefit payment under this Plan, the payment may be made to the Participant’s estate without liability for any tax or other consequences and the Plan Administrator and the Employer may take any other action which they deem to be appropriate.

8.2 Information to be Furnished by Participants and Beneficiaries; Inability to Locate Participants or Beneficiaries. Any communication, statement or notice addressed to a Participant or to a Beneficiary at his or her last post office address as shown on the Plan Administrator’s records shall be binding on the Participant or Beneficiary for all purposes of this Plan. Neither the Plan Administrator nor the Employer shall be obligated to search for any Participant or Beneficiary beyond the sending of a letter to the last known address in accordance with the provisions of Paragraph 13.6 below.

ARTICLE 9
Termination

9.1 Plan Termination. The Plan Sponsor reserves the right to terminate this Plan in accordance with one of the following, subject to the restrictions imposed by Section 409A and Applicable Guidance:

(a) Corporate Dissolution or Bankruptcy. This Plan may be terminated within twelve (12) months of a corporate dissolution taxed under Section 331 of the Code, or with the approval of a bankruptcy court pursuant to 11 U.S.C. Section 503(b)(1)(A), and distributions may then be made to Participants provided that the amounts deferred under this Plan are included in the Participants’ gross income in the latest of:

(i) the calendar year in which the Plan termination occurs;

(ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or

(iii) the first calendar year in which the payment is administratively practicable.

(b) Change of Control. This Plan may be terminated within the thirty (30) days preceding or the twelve (12) months following a Change of Control. This Plan will then be treated as terminated only if all substantially similar arrangements sponsored by the Employer or any of its Affiliates are terminated so that all participants in all similar arrangements are required to receive all amounts of Compensation deferred under the terminated arrangements within twelve (12) months of the date of termination of the arrangements.

(c) Discretionary Termination. The Plan Sponsor may also terminate this Plan and make distributions provided that:

(i) All plans sponsored by the Plan Sponsor or its Affiliates that would be aggregated with any terminated arrangements under Treasury Regulations 1.409A-1(c) if the same Participants participated in both arrangements are terminated;

(ii) No payments other than payments that would be payable under the terms of this Plan if the termination had not occurred are made within twelve (12) months of this Plan’s termination date;

(iii) All payments are made within twenty-four (24) months of this Plan’s termination date; and

(iv) Neither the Plan Sponsor nor any of its Affiliates adopts a new plan that would be aggregated with any terminated plan if the same Participant participated in both arrangements, at any time within five years following the date of termination of this Plan.

9.2 Plan Suspension. Each Employer reserves the right to suspend the operation of this Plan, but only for itself, for a fixed or indeterminate period of time.

ARTICLE 10
Administration

10.1 Plan Administrator Duties. The Plan Administrator shall be responsible for the management, operation and administration of the Plan. The Plan Administrator shall act at meetings by affirmative vote of a majority of its members. Any action permitted to be taken at a meeting may be taken without a meeting if, prior to such action, a unanimous written consent to the action is signed by all members and such written consent is filed with the minutes of the proceedings of the Plan Administrator, provided, however, that no member may vote or act upon any matter which relates solely to himself or herself as a Participant. The Chair or any other member or members of the Plan Administrator designated by the Chair may execute any certificate or other written direction on behalf of the Plan Administrator. When making a determination or calculation, the Plan Administrator shall be entitled to rely on information furnished by a Participant or the Employer. No provision of this Plan shall be construed as imposing on the Plan Administrator any fiduciary duty under ERISA or other law, or any duty similar to any fiduciary duty under ERISA or other law.

10.2 Plan Administrator Authority. The Plan Administrator shall enforce this Plan in accordance with its terms, shall be charged with the general administration of this Plan, and shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following:

(a) to select the Deemed Investment Options available from time to time;

(b) to construe and interpret the terms and provisions of this Plan;

(c) to compute and certify the amount and kind of benefits payable to Participants and their Beneficiaries; to determine the time and manner in which such benefits are paid; and to determine the amount of any withholding taxes to be deducted;

(d) to maintain all records that may be necessary for the administration of this Plan;

(e) to provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries and governmental agencies as shall be required by law;

(f) to make and publish such rules for the regulation of this Plan and procedures for the administration of this Plan as are not inconsistent with the terms hereof;

(g) to administer this Plan’s claims procedures;

(h) to approve election forms and procedures for use under this Plan; and

(i) to appoint a Plan record keeper or any other agent, and to delegate to them such powers and duties in connection with the administration of this Plan as the Plan Administrator may from time to time prescribe.

10.3 Binding Effect of Decision. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of this Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in this Plan.

10.4 Compensation and Expenses. The Plan Administrator shall serve without compensation for services rendered hereunder. The Plan Administrator is authorized at the expense of the Employer to employ such legal counsel and/or Plan record keeper as it may deem advisable to assist in the performance of its duties hereunder. Expense and fees in connection with the administration of this Plan shall be paid by the Plan Sponsor.

10.5 Employer Information. To enable the Plan Administrator to perform its functions, the Employer shall supply full and timely information to the Plan Administrator on all matters relating to the Compensation of its employees who are Participants, the date and circumstances of the Disability, death, or Separation From Service of its employees who are Participants, and such other pertinent information as the Plan Administrator may reasonably require.

10.6 Periodic Statements. Under procedures established by the Plan Administrator, a Participant shall be provided a statement of account on an annual basis (or more frequently as the Plan Administrator shall determine) with respect to such Participant’s Accounts.

ARTICLE 11

Claims Procedures

11.1 Claims Procedure. This Article is based on final regulations issued by the Department of Labor and published in the Federal Register on November 21, 2000 and codified in Section 2560.503-1 of the Department of Labor Regulations. If any provision of this Article conflicts with the requirements of those regulations, as the same may be modified from time to time, the requirements of those regulations will prevail.

(a) Claim. A Participant or Beneficiary (hereinafter referred to as a “Claimant”) who believes he or she is entitled to any Plan benefit under this Plan may file a claim with his or her Employer. The Employer shall review the claim itself or appoint an individual or entity to review the claim.

(b) Claim Decision. The Claimant shall be notified within ninety (90) days after the claim is filed whether the claim is allowed or denied, unless the Claimant receives written notice from his or her Employer or appointee of the Employer prior to the end of the ninety (90) day period stating that special circumstances require an extension of the time for decision. Such extension is not to extend beyond the day which is one hundred eighty (180) days after the day the claim is filed. If the Employer denies the claim, it must provide to the Claimant, in writing or by electronic communication:

(i) the specific reasons for such denial;

(ii) specific reference to pertinent provisions of this Plan on which such denial is based;

(iii) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation why such material or such information is necessary; and

(iv) a description of the Plan’s appeal procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following a denial of the appeal of the denial of the benefits claim.

(c) Review Procedures. A request for review of a denied claim must be made in writing to the Employer within sixty (60) days after receiving notice of denial. The decision upon review will be made within sixty (60) days after the Employer’s receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision will be rendered not later than one hundred twenty (120) days after receipt of a request for review. A notice of such an extension must be provided to the Claimant within the initial sixty (60) day period and must explain the special circumstances and provide an expected date of decision. The reviewer shall afford the Claimant an opportunity to review and receive, without charge, all relevant documents, information and records and to submit issues and comments in writing to the Employer. The reviewer shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim regardless of whether the information was submitted or considered in the benefit determination. Upon completion of its review of an adverse initial claim determination, the Employer will give the Claimant, in writing or by electronic notification, a notice containing:

(i) its decision;

(ii) the specific reasons for the decision;

(iii) the relevant Plan provisions on which its decision is based;

(iv) a statement that the Claimant is entitled to receive, upon request and without charge, reasonable access to, and copies of, all documents, records and other information in the Plan’s files which is relevant to the Claimant’s claim for benefit;

(v) a statement describing the Claimant’s right to bring an action for judicial review under Section 502(a) of ERISA; and

(vi) if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination on review, a statement that a copy of the rule, guideline, protocol or other similar criterion will be provided without charge to the Claimant upon request.

(d) Calculation of Time Periods. For purposes of the time periods specified in this Article, the period of time during which a benefit determination is required to be made begins at the time a claim is filed in accordance with this Plan’s procedures without regard to whether all the information necessary to make a decision accompanies the claim. If a period of time is extended due to a Claimant’s failure to submit all information necessary, the period for making the determination shall be tolled from the date the notification is sent to the Claimant until the date the Claimant responds.

(e) Failure of Plan to Follow Procedures. If the Employer fails to follow the claims procedure required by this Article, a Claimant shall be deemed to have exhausted the administrative remedies available under this Plan and shall be entitled to pursue any available remedy under Section 502(a) of ERISA on the basis that this Plan has failed to provide a reasonable claims procedure that would yield a decision on the merits of the claim.

(f) Failure of Claimant to Follow Procedures. A Claimant’s compliance with the foregoing provisions of this Article is a mandatory prerequisite to the Claimant’s right to commence any legal action with respect to any claim for benefits under the Plan.

11.2 Arbitration of Claims. All claims or controversies arising out of or in connection with this Plan shall, subject to the initial review provided for in the foregoing provisions of this Article, be resolved through arbitration as provided in this Paragraph 11.2. Except as otherwise agreed mutually by the parties, any arbitration shall be administered under and by the Judicial Arbitration & Mediation Services, Inc. (“JAMS”), in accordance with the JAMS procedure then in effect. The arbitration shall be held in the JAMS office nearest to where the Claimant is or was last employed by the Employer or at a mutually agreeable location. The prevailing party in the arbitration shall have the right to recover its reasonable attorney’s fees, disbursements and costs of the arbitration (including enforcement of the arbitration decision), subject to any contrary determination by the arbitrator.

ARTICLE 12
The Trust

12.1 Establishment of Trust. Each Employer may establish for itself a grantor trust, of which the Employer is the grantor, within the meaning of subpart E, part I, subchapter J, subtitle A of the Code, to pay benefits under this Plan (the “Trust”). If the Employer establishes the Trust, all benefits payable under this Plan to a Participant shall be paid directly by the Employer from the Trust. To the extent such benefits are not paid from the Trust, the benefits shall be paid from the general assets of the Employer. The Trust, if any, shall be an irrevocable grantor trust which conforms to the terms of the model trust as described in IRS Revenue Procedure 92-64, I.R.B. 1992-33, as same may be amended or modified from time to time. If the Employer establishes a Trust, the assets of the Trust will be subject to the claims of the Employer’s creditors in the event of its insolvency as set forth in applicable Revenue Procedures. Except as may otherwise be provided under the Trust, the Employer shall not be obligated to set aside, earmark or escrow any funds or other assets to satisfy its obligations under this Plan, and the Participant and/or his or her designated Beneficiaries shall not have any property interest in any specific assets of the Employer other than the unsecured right to receive payments from the Employer, as provided in this Plan.

12.2 Interrelationship of the Plan and the Trust. The provisions of this Plan shall govern the rights of a Participant to receive distributions pursuant to this Plan. The provisions of the Trust (if established) shall govern the rights of the Participant and the creditors of the Employer to the assets transferred to the Trust. The Employer and each Participant shall at all times remain liable to carry out its obligations under this Plan. The Employer’s obligations under this Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust.

12.3 Contribution to the Trust. Amounts may be contributed by the Employer to the Trust at the sole discretion of the Employer.

ARTICLE 13
Miscellaneous

13.1 Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein. To the extent any provision of this Plan is determined by the Plan Administrator (acting in good faith), the Internal Revenue Service, the United States Department of the Treasury or a court of competent jurisdiction to fail to comply with Section 409A of the Code or Applicable Guidance with respect to any Participant or Participants, such provision shall have no force or effect with respect to such Participant or Participants.

13.2 Nonassignability. Neither any Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part hereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment (except to the extent the Employer may be required to garnish amounts from payments due under this Plan pursuant to applicable law) or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise. If any Participant, Beneficiary or successor in interest is adjudicated bankrupt or purports to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber transfer, hypothecate, alienate or convey in advance of actual receipt, the amount, if any, payable hereunder, or any part thereof, the Plan Administrator, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, Beneficiary or successor in interest in such manner as the Plan Administrator shall direct.

13.3 Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Employer and the Participant. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Employer as an employee or otherwise or to interfere with the right of the Employer to discipline or discharge the Participant at any time.

13.4 Unclaimed Benefits. In the case of a benefit payable on behalf of a Participant, if the Plan Administrator is unable to locate the Participant or Beneficiary to whom such benefit is payable, such Plan benefit may be forfeited to the Employer upon the Plan Administrator’s determination. Notwithstanding the foregoing, if, subsequent to any such forfeiture, the Participant or Beneficiary to whom such Plan benefit is payable makes a valid claim for such Plan benefit, such forfeited Plan benefit shall be paid by the Employer to the Participant or beneficiary, without interest from the date it would have otherwise been paid.

13.5 Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Delaware, without regard to its conflicts of laws principles.

13.6 Notice. Any notice, consent or demand required or permitted to be given under the provisions of this Plan shall be in writing and shall be signed by the party giving or making the same. If such notice, consent or demand is (i) delivered personally, the date of such delivery shall be deemed the date of notice, consent or demand, (ii) mailed, either it shall be sent by United States certified mail, postage prepaid, addressed to the addressee’s last known address as shown on the records of the Employer, in which case the date which is five days after such mailing shall be deemed the date of notice, consent or demand, and (iii) sent by recognized overnight courier, the date which is the second business day after such sending shall be deemed the date of notice, consent or demand. Any person may change the address to which notice, consent or demand is to be sent by giving notice of the change of address in the manner aforesaid.

13.7 Coordination with Other Benefits. The benefits provided for a Participant and Participant’s Beneficiary under this Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Employer. This Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided herein.

13.8 Compliance. A Participant shall have no right to receive payment with respect to the Participant’s Account balance until all legal and contractual obligations of the Plan Sponsor relating to establishment of the Plan and the making of such payments shall have been complied with in full.

13.9 Amendment. The Plan Sponsor reserves the right to amend this Plan at any time to comply with Section §409A, Notice 2005-1, Prop. Treasury Regulations §1.409A and other Applicable Guidance or for any other purpose, provided that such amendment will not cause the Plan to violate the provisions of Section 409A. Except as this Plan and Applicable Guidance otherwise may require, the Plan Sponsor may make any such amendments effective immediately. Except to the extent necessary to bring this Plan into compliance with Section 409A: (i) no amendment or modification shall be effective to decrease the value or vested percentage of a Participant’s Account(s) in existence at the time an amendment or modification is made, and (ii) no amendment or modification shall materially and adversely affect the Participant’s rights to be credited with additional amounts on such Account(s), or otherwise materially and adversely affect the Participant’s rights with respect to such Account(s). A change in the Deemed Investment Options offered under this Plan shall not constitute an amendment or modification that is materially adverse to the Participant’s rights with respect to the Participant’s Account(s) for purposes of the preceding sentence.

13.10 Drew 2002 Plan. Subject to the provisions of Paragraph 13.11 below, this Plan shall be subject to the Drew 2002 Plan to the extent that the Drew 2002 Plan supplements but does not contradict, the Provisions of this Plan.

13.11 Compliance with Section 409A and Applicable Guidance. Notwithstanding anything in this Plan to the contrary, all provisions of this Plan, including but not limited to, the definitions of terms, elections to defer, and distributions, shall be made in accordance with and shall comply with Section 409A and any Applicable Guidance. The Plan Sponsor will amend the terms of this Plan retroactively if necessary, to the extent required to comply with Section 409A and any Applicable Guidance. No provision of this Plan shall be followed to the extent that following such provision would result in a violation of Section 409A or the Applicable Guidance, and no election made by a Participant hereunder, and no change made by a Participant to a previous election, shall be accepted by the Plan Administrator if it determines that acceptance of such election or change could violate any of the requirements of Section 409A or the Applicable Guidance. This Plan and any accompanying forms shall be interpreted in accordance with, and incorporate the terms and conditions required by Section 409A and the Applicable Guidance, including, without limitation, any such Treasury Regulations or other guidance that may be issued after the date hereof.

13.12 Good Faith. The Plan Sponsor will operate the Plan during the 2006 and 2007 taxable years in good faith compliance in accordance with: (i) Notice 2005-1; and (ii) Section §409A and any Applicable Guidance. The Plan Sponsor also may operate this Plan consistent with the Prop. Treasury Regulations § 1.409A before such Regulations become effective and may apply such Treasury Regulations to the extent that they are inconsistent with Notice 2005-1. The Plan Sponsor intends this Plan to comply with the provisions of Notice 2005-1 and of Prop. Treasury Regulations § 1.409A. Therefore, the Plan Sponsor will not apply any Plan provision which is inconsistent therewith and, by the relevant date, will amend any such provision to comply therewith and with any other Applicable Guidance. Notwithstanding anything to the contrary set forth herein, neither the Employer, the Plan Sponsor, the Plan Administrator nor the Participants may exercise any discretion under this Plan in a manner that would violate Section 409A or any Applicable Guidance.

IN WITNESS WHEREOF, the Plan Sponsor has signed this Plan document as of December 1, 2006.

ATTEST/WITNESS	Drew Industries Incorporated

___________________________________	By:_____________________________________
(Signature)	(Signature)

___________________________________	________________________________________
(Print Name)	(Print Name)

___________________________________
(Title)

PLAN ENROLLMENT KIT

for the

Drew Industries Incorporated

EXECUTIVE NON-QUALIFIED DEFERRED COMPENSATION PLAN

Contents:

Participant Data

Participation Agreement

Plan Year Initial Enrollment Form

Deemed Investment Election Form

PLEASE COMPLETE EACH FORM INCLUDED IN THIS KIT. PLEASE PRINT IN INK. UPON COMPLETION OF THIS PLAN ENROLLMENT KIT, PLEASE REVIEW TO ENSURE THAT EACH FORM IS COMPLETELY FILLED OUT AND THAT YOU HAVE SIGNED WHERE APPLICABLE.

RETURN ALL FORMS TO YOUR PLAN ADMINISTRATOR
NO LATER THAN DECEMBER 15, 2006.

DREW INDUSTRIES INCORPORATED

EXECUTIVE NON-QUALIFIED DEFERRED COMPENSATION PLAN

PARTICIPANT DATA

INSTRUCTIONS: Please complete all information below.

(Please print)

Last Name	First Name	Middle Initial

Address	City	State	Zip Code

Date of Birth (mm/dd/yyyy)		Date of Hire (mm/dd/yyyy)

Social Security Number		Business E-mail Address

Daytime Phone		Business Fax

DREW INDUSTRIES INCORPORATED

EXECUTIVE NON-QUALIFIED DEFERRED COMPENSATION PLAN
PARTICIPATION AGREEMENT

(Please Print)

Last Name	First Name	Middle Initial

The Plan Sponsor and the Plan Administrator designate the above named Eligible Employee as a Plan Participant. In consideration of his or her designation as a Participant, the undersigned Eligible Employee hereby agrees and acknowledges as follows:

1. I have received a copy of the Drew Industries Incorporated Executive Non-Qualified Deferred Compensation Plan, as currently in effect.

2. I agree to be bound by all of the terms and conditions of the Plan and to perform any and all acts required by me thereunder.

3. I have the right to elect to defer Compensation under the Plan, by completing and delivering to the Plan Administrator all Election Forms, at the time specified by the Plan Administrator in accordance with the Plan.

4. I have the right to designate the Beneficiary or Beneficiaries, and thereafter to change the Beneficiary or Beneficiaries, of any death benefit payable under the Plan, by completing and delivering to the Plan Administrator a Beneficiary Designation Form.

5. I understand that the Plan may have to be amended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the Code”) (together with any Department of Treasury Regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the date hereof (collectively, the “Applicable Guidance”). I hereby agree to execute any documents necessary to make such amendments.

6. I understand that my participation in the Plan can have tax and financial consequences for my beneficiaries and me. I have had the opportunity to consult with my own tax, financial and legal advisors before deciding to participate in the Plan.

7. I understand that my Plan benefits are subject to the claims of my Employer should my Employer become bankrupt or insolvent

8. I understand that for purposes of determining the earnings and losses credited to my Separation From Service Account and/or my Scheduled Withdrawal Account, I will be entitled to elect that my Accounts be deemed invested among various deemed investment alternatives as set forth in the Deemed Investment election form. I realize that none of the Plan Sponsor, my Employer, or the Plan Administrator is liable for any losses resulting from my selections. I also realize that there may be an administrative delay in processing any Deemed Investments directions or transfers. I also realize that Deemed Investment options are to be used for measurement purposes only and shall not be considered in any manner as an actual investment of my deferrals in any such Deemed Investment.

9. I understand that the Plan and any accompanying forms shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A of the Code and Applicable Guidance. I further understand that the Plan Sponsor may, in its discretion, adopt such amendments to the Plan and any accompanying forms or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Plan Administrator determines are necessary or appropriate to comply with the requirements of Section 409A of the Code and Applicable Guidance. Finally, I further understand that the time or form of distributions that I may be allowed to elect (if any) may not be accelerated except as otherwise permitted by Section 409A of the Code and Applicable Guidance.

10.. I understand and consent that my Employer may purchase an insurance policy or policies insuring my life (and the maximum face amount of such policies will be ________), to allow my Employer to recover or meet the cost of providing benefits, in whole or in part, hereunder. Any, such policy may continue after I terminate my employment with my Employer and neither I nor my Beneficiary shall have any rights whatsoever in said policy or the proceeds therefrom. The Employer, or the Trustee of the Trust, shall be the owner and beneficiary of any such insurance policy and shall possess and may exercise all incidents of ownership therein and shall receive all of the proceeds payable on my death or at any other time.

AGREED AND ACCEPTED BY THE PARTICIPANT

Signature of Participant	Date

AGREED AND ACCEPTED BY THE PLAN SPONSOR

For the Plan Sponsor	Date

DREW INDUSTRIES INCORPORATED

EXECUTIVE NON-QUALIFIED DEFERRED COMPENSATION PLAN

2007 PLAN YEAR ENROLLMENT FORM

(Please Print)

Last Name First Name Middle Initial

SECTION I: DEFERRAL ELECTIONS

I hereby elect to defer my 2007 Compensation as indicated below. I understand that this Deferral Election is subject to all of the applicable terms of the Plan, including the requirement that I may not change my election once made, except in accordance with the provisions of the Plan.

IMPORTANT NOTE TO PARTICIPANT: Once you have elected a dollar or percentage of Base Salary, Bonus, and/or Performance-Based Compensation, you must specify if that deferral will be credited to: (a) your ***Separation From Service Account*** *to be paid out upon termination, death, Disability, or Change of Control,(b) your Scheduled Withdrawal Account to be paid out at a date specified by you, or (c) a combination of your Separation From Service Account and your Scheduled Withdrawal Account. (For example, you could state: "75% of my deferrals are to be allocated to my Separation From Service Account and 25% to my Scheduled Withdrawal Account which will be paid out at a date specified in Section II of this form".)*

☐ ***I elect to defer Compensation for the period indicated above.***

Base Salary Deferral: _______% (Min. % ___ / Max %____) **OR** $__________ (Min. $_________ Max. $ _________)

I elect to allocate my Base Salary deferral to the following Account(s): (Must total 100%)

________ % to my **Separation From Service Account** **AND/OR** __________ % to my **Scheduled Withdrawal Account**

Annual Bonus Deferral: _______% (Min. % ___ / Max %____) **OR** $__________ (Min. $_________ Max. $ _________)

I elect to allocate my Annual Bonus deferral to the following Account(s): (Must total 100%)

________ % to my **Separation From Service Account** **AND/OR** __________ % to my **Scheduled Withdrawal Account**

IMPORTANT: If bonuses are based on a specified performance period, and if this election is being made after the beginning of that service period, this election can only apply to that pro-rata portion of the bonus earned after the date of this election.

Performance-Based Compensation: ______% (Min. %___/Max %____) **OR** $_______ (Min. $________ Max. $ _________)

I elect to allocate my Performance-Based Compensation deferral to the following Account(s): (Must total 100%)

________ % to my **Separation From Service Account** **AND/OR** __________ % to my **Scheduled Withdrawal Account**

☐ ***I elect NOT to defer any of my Compensation for the period indicated above.***

SECTION II: DISTRIBUTION ELECTIONS

(A) Separation From Service Account: *I elect to receive distribution of my Account(s) as follows:*

Separation from Service *(Please check one.)*

❒ A single lump sum payment ❒ Three annual installments ❒ Five annual installments ❒ Ten annual installments

Change in Control *(Please check one.)*

❒ A single lump sum payment ❒ Three annual installments ❒ Five annual installments ❒ Ten annual installments

Disability *(Please check one.)*

988588.1

❒ A single lump sum payment ❒ Three annual installments ❒ Five annual installments ❒ Ten annual installments

Death *(Please check one.)*

❒ A single lump sum payment ❒ Three annual installments ❒ Five annual installments ❒ Ten annual installments

NOTE TO PARTICIPANT: If permitted by the Plan Administrator you may elect to change the form of payment as a result of Disability or death by submitting a new Election Form to the Plan Administrator, provided that such change will not take effect until at least twelve (12) months after the date on which the election is made. You may elect to change the form of payment as a result of Separation From Service and in the event of a Change of Control, by submitting a new Election Form to the Plan Administrator, provided that (i) such change will not take effect until at least twelve (12) months after the date on which the election is made and approved by the Plan Administrator, and (ii) the first payment with respect to which the change is made must be deferred for a period of not less than five (5) years from the date such payment would otherwise have been paid.

(B) **Scheduled Withdrawal Account.** ***(Please complete only if you have elected to allocate your deferrals into a Scheduled Withdrawal Account in Section 1 of this form.)*** *I elect to receive distribution of my 2007 Scheduled Withdrawal at the time and in the form indicated below:*

A.Timing of Payment:

Payment(s) will commence in _____________ (Month) _________ (Year) ***(may be no earlier than three (3) years after the date the Plan Year commences)***

B. Form of Payment:

❒ A single lump sum payment ❒ Three annual installments ❒ Five annual installments ❒ Ten annual installments

NOTE: You may, upon completion of a Distribution Election Change Form, elect to delay the commencement of payment or change the form of payment of your 20__ Scheduled Withdrawal Account provided that (i) the change does not take effect until at least twelve (12) months after the date on which the change is made, (ii) the first payment with respect to which the change is made must be deferred for at least five (5) years from the date the payment would otherwise have been made, and (iii) the change is not made less than twelve (12) months before the date of the first scheduled payment.

SECTION III: BENEFICIARY DESIGNATION

I designate the Beneficiary(ies) below to receive any benefits payable under this Plan on account of my death:

PRIMARY BENEFICIARY(IES)

Name	Percentage of Benefits	Relationship to Participant	Social Security Number

CONTINGENT BENEFICIARY(IES) *(Will receive indicated portions of my vested Account Balance if no Primary Beneficiaries survive the Participant.)*

Name	Percentage of Benefits	Relationship to Participant	Social Security Number

---

AGREED AND ACCEPTED BY THE PARTICIPANT

______________________________ ____________

Signature of Participant Date

AGREED AND ACCEPTED BY THE PLAN SPONSOR

______________________________ ____________

988588.1

DREW INDUSTRIES INCORPORATED

EXECUTIVE NON-QUALIFIED DEFERRED COMPENSATION PLAN

(Please Print)
2007 DEEMED INVESTMENT ELECTION FORM

Last Name	First Name	Middle Initial

For purposes of determining the earnings and losses credited to my Separation From Service Account and/or my Scheduled Withdrawal Account, I elect that my Accounts be deemed invested among the following deemed investment alternatives set forth below, using 1% increments that total to 100% (all percentages must be in whole numbers). I understand that I can change my investment election only once per month, with such advance notice as the Plan Administrator may specify. Such changes will be effective on the last business day of the month requested. If I fail to make an investment election for any portion of my Account(s), that portion will default to the Lincoln VIP Money Market Fund.

FUND NAME	SEPARATION FROM SERVICE ACCOUNT	SCHEDULED WITHDRAWAL ACCOUNT
AllianceBernstein VPS Global Technology Portfolio (Class A)%		%
AllianceBernstein VPS Growth & Income Portfolio (Class A)%		%
AllianceBernstein VPS International Value Portfolio (Class A)%		%
AllianceBernstein VPS International Value Portfolio (Class A)%		%
AllianceBernstein VPS Large Cap Growth Portfolio (Class A)%		%
AllianceBernstein VPS Small/Mid Cap Value Portfolio (Class A)%		%
American Century VP Inflation Protection Fund (Class I)%		%
American Funds Global Growth Fund (Class 2)%		%
American Funds Global Small Capitalization Fund (Class 2)%		%
American Funds Growth Fund (Class 2)%		%
American Funds International Fund (Class 2)%		%
Barron Capital Asset Fund	%	%
Delaware VIP Capital Reserves Series	%	%
Delaware VIP Diversified Income Series	%	%
Delaware VIP Emerging Markets Series	%	%
Delaware VIP High Yield Series	%	%
Delaware VIP REIT Series	%	%
Delaware VIP Small-Cap Value Series	%	%
Delaware VIP Trend Series	%	%
Delaware VIP U.S. Growth Series	%	%
Delaware VIP Values Series	%	%
DWS Equity 500 Index VIP (Class A)%		%
DWS Small Cap Index VIP (Class A)%		%
Fidelity VIP Contrafund Portfolio	%	%
Fidelity VIP Equity-Income Portfolio	%	%
Fidelity VIP Growth Portfolio	%	%
Fidelity VIP Mid Cap Portfolio	%	%
Fidelity VIP Overseas Portfolio	%	%

FUND NAME	SEPARATION FROM SERVICE ACCOUNT	SCHEDULED WITHDRAWAL ACCOUNT
FTVIPT Franklin Income Securities Fund (Class 1)%		%
FTVIPT Franklin Small-Mid Cap Growth Securities Fund (Class 1)%		%
FTVIPT Mutual Shares Securities Fund (Class 1)%		%
FTVIPT Templeton Global Income Securities (Class 1)%		%
FTVIPT Templeton Growth Securities Fund (Class 1)%		%
Janus Aspen Series Balanced Portfolio	%	%
Janus Aspen Series Mid-Cap Growth Portfolio	%	%
Lincoln VIP Aggressive Growth Fund	%	%
Lincoln VIP Aggressive Portfolio	%	%
Lincoln VIP Bond Fund	%	%
Lincoln VIP Capital Appreciation Fund	%	%
Lincoln VIP Conservative Portfolio	%	%
Lincoln VIP Core Fund	%	%
Lincoln VIP Equity-Income Fund	%	%
Lincoln VIP Global Assets Allocation Fund	%	%
Lincoln VIP Growth & Income Fund	%	%
Lincoln VIP Growth Fund	%	%
Lincoln VIP Growth Opportunities Fund	%	%
Lincoln VIP International Fund	%	%
Lincoln VIP Moderately Aggressive Portfolio	%	%
Lincoln VIP Moderate Portfolio	%	%
Lincoln VIP Money Market Fund	%	%
Lincoln VIP Social Awareness Fund	%	%
MFS VIT Capital Opportunities Series (Initial Class)%		%
MFS VIT Emerging Growth Series (Initial Class)%		%
MFS VIT Total Return Series (Initial Class)%		%
MFS VIT Utility Series (Initial Class)%		%
Neuberger Berman AMT Mid-Cap Growth Portfolio (I Class)%		%
Neuberger Berman AMT Regency Portfolio (I Class)%		%
TOTAL	100%	100%

I REALIZE THAT NEITHER THE PLAN SPONSOR NOR THE PLAN ADMINISTRATOR IS LIABLE FOR ANY LOSSES RESULTING FROM MY SELECTIONS ABOVE. I ALSO REALIZE THAT THERE MAY BE AN ADMINISTRATIVE DELAY IN PROCESSING ANY DEEMED INVESTMENT DIRECTIONS OR TRANSFERS. I ACKNOWLEDGE THAT DEEMED INVESTMENT OPTIONS ARE TO BE USED FOR MEASUREMENT PURPOSES ONLY AND SHALL NOT BE CONSIDERED IN ANY MANNER AS AN ACTUAL INVESTMENT OF MY DEFERRALS IN ANY SUCH DEEMED INVESTMENT.

AGREED AND ACCEPTED BY THE PARTICIPANT

___________________________________	_______________
Signature of Participant	Date

AGREED AND ACCEPTED BY THE PLAN SPONSOR

___________________________________	_______________
For the Plan Sponsor	Date